EXHIBIT 21
Subsidiaries of the Registrant
The following is a list of subsidiaries of Sears Holdings Corporation, the names under which such subsidiaries do business, and the state or country in which each was organized, as of January 30, 2016. The list does not include subsidiaries which would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

Names	State or Other Jurisdiction of Organization	Trade Name(s)
Consolidated Subsidiaries:
Kmart Holding Corporation*	Delaware
Kmart Corporation*	Michigan
KBL Holding Inc.	Delaware
BlueLight.com, Inc.	Delaware
Kmart.com LLC*	Delaware
KLC, Inc.*	Texas
Kmart of Michigan, Inc.*	Michigan	KMI, Inc.
Kmart of Washington LLC*	Washington
Kmart Overseas Corporation	Nevada
Sears Holdings Global Sourcing Limited	Hong Kong
Kmart Stores of Illinois LLC*	Illinois
Kmart Stores of Texas LLC*	Texas
MyGofer LLC*	Delaware
Kmart Operations LLC*	Delaware
Sears Operations LLC*	Delaware	Sears Auto Center
Sears, Roebuck and Co.*	New York	Fit Studio by Sears Sears Auto Centers
A&E Factory Service, LLC*	Delaware
A&E Home Delivery, LLC*	Delaware
A&E Lawn & Garden, LLC*	Delaware
A&E Signature Service, LLC*	Delaware
FBA Holdings Inc.	Delaware
California Builder Appliances, Inc.*	Delaware	Monark of California Monark Premium Appliance Co. of California
Florida Builder Appliances, Inc.*	Delaware	Monark
SOE, Inc.*	Delaware
StarWest, LLC*	Delaware	Monark Premium Appliance Co. of Arizona Westar Kitchen and Bath, LLC
Innovel Solutions, Inc.	Delaware
Private Brands, Ltd.*	Delaware
Sears Development Co.	Delaware
Sears Financial Holding Corporation	Delaware
Sears Holdings Management Corporation*1	Delaware	Evoke Productions
Sears Brands Business Unit Corporation	Illinois
Sears Brands, L.L.C.	Illinois
KCD IP, LLC[2]	Delaware
Sears Buying Services, Inc.	Delaware
Sears Brands Management Corporation*	Delaware
Sears Home Improvement Products, Inc.*	Pennsylvania
Sears Insurance Services, L.L.C.	Illinois

Names	State or Other Jurisdiction of Organization	Trade Name(s)
Sears International Holdings Corp.	Delaware
Sears Canada Holdings Corp.	Delaware
Sears Mexico Holdings Corp.	Delaware
Sears Protection Company*	Illinois
Sears Protection Company (Florida), L.L.C.*	Florida
Sears Roebuck Acceptance Corp.*	Delaware
Sears, Roebuck de Puerto Rico, Inc.*	Delaware
SHC Promotions LLC	Virginia
SRC Depositor Corporation[3]	Delaware
SRC O.P. Corporation[3]	Delaware
SRC Facilities Statutory Trust No. 2003-A3	Delaware
SRC Real Estate Holdings (TX), LLC[3]	Delaware
SRC Real Estate (TX), LP3	Delaware
SRe Holding Corporation	Delaware
Sears Reinsurance Company Ltd.	Bermuda

*	Loan party under the Registrant's Third Amended and Restated Credit Agreement, dated as of July 21, 2015.

1	Shares are owned by Sears, Roebuck and Co. and Kmart Holding Corporation.

2	Bankruptcy remote, special purpose entity that owns the U.S. rights to the Kenmore, Craftsman and DieHard trademarks and issuer of intercompany securities backed by such trademark rights.

3	REMIC-related subsidiary.